SOLOMON TECHNOLOGIES, INC.

Professional Services Agreement

In consideration of the agreement of SOLOMON TECHNOLOGIES, INC. (the "Company") to retain BRYAN DELANO as an independent consultant ("Consultant") to provide the services for the term and at the compensation rate specified below, Consultant agrees with the Company as follows:

1. *Performance of Services.* Consultant will perform in a professional and expeditious manner financial analysis services for the Company which the Company and Consultant mutually agree should be performed by it.

2. *Term.* The term of this Agreement shall be until May 30, 2008.

3. *Compensation.* The Company will pay compensation to Consultant a flat fee in the amount of $16,000. The fee shall be payable by the Company in shares of its common stock, par value $.001, registered with the Securities and Exchange Commission on Form S-8 or equivalent within five business days after execution of this Agreement.

4. *Independent Contractor.* In furnishing services, Consultant will at all times be acting as an independent contractor. As such, Consultant will not by reason this Agreement or its services hereunder be entitled to participate in or to receive any benefit or right under any of the Company's employee stock, benefit or welfare plans.

5. *Personal Services of Consultant.* Consultant agrees to provide his services exclusively to perform this agreement, except as otherwise agreed to in writing by the Company.

6. *Insurance.* Consultant agrees to insure itself, and any consultant or other person furnished by it, with all necessary insurance, including, but not limited to, workmen's compensation, disability, unemployment and general liability insurance, the amounts and coverage of which shall be in compliance with all the applicable laws and sufficient adequately to compensate each such person for any and all injury, loss or damage which may result from or arise out of its performance of services under this Agreement. Consultant agrees further to indemnify and hold the Company harmless from and against any such injury, loss or damage and to defend, at its own expense, any action, claim or proceeding for such injury, loss or damage brought by any such persons against the Company.

7. *Confidentiality.* During and after the term of this Agreement, Consultant shall not, without first obtaining the written consent of the Company and except as directed by the Company, divulge or disclose to anyone outside the Company, whether by private communication or by public address or publication, or otherwise, any information not already lawfully available to the public concerning any and all Company-furnished information, any or all information acquired by Consultant during the course of its consulting services from or pertaining to any business or licensors or customers of the Company, and any and all Consultant work-product which is maintained in secrecy or confidence by the Company or by any person or entity affiliated with the

Company by employment, ownership, participation in a joint venture, licensing arrangement, contract or otherwise.

8. *Conflict of Interest.* Consultant agrees that it shall be its responsibility to recognize, disclose and avoid any situation which might, either directly or indirectly, adversely affect its judgment in acting for the Company or which might otherwise involve a conflict between personal interest and the interests of the Company.

9. *Entire Agreement and Amendment.* This Agreement fully expresses the entire and only agreement between the Company and Consultant respecting its services as a consultant. All prior and collateral understandings, agreements and promises with respect thereto are merged into this Agreement. Consultant understands that this Agreement may not be modified, waived, or extended unless agreed to in writing by an authorized officer of the Company.

10. *Severability.* In case any one or more of the provisions or part of a provision contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement, but this Agreement shall be construed as if such invalid, illegal or unenforceable provision or part of a provision had never been contained herein. In the event that any provision of this Agreement shall be determined to be unenforceable by any court of competent jurisdiction by reason of extending for too great a period of time or over too large a geographic area or over too great a range of activities, it shall be interpreted to extend only over the maximum period of time, geographic area or range of activities as to which it may be enforceable.

11. *Applicable Law.* This Agreement shall be construed, interpreted and applied in accordance with the substantive laws of the State of Connecticut.

12. *Notice.* Any written notice to be given under the Agreement must be delivered in person or given by registered or certified mail:

If to the Company, to:

Solomon Technologies, Inc.
14 Commerce Drive
Danbury, CT 06810
Attention: Richard A. Fisher

If to Consultant, to:

Bryan Delano
Marshall Granger & Company, LLP
One Byram Brook Place
Armonk, NY 10504

13. *Assignment.* Consultant agrees not to assign or delegate any right or obligation under this Agreement. .

Dated: May 15, 2008

Bryan Delano

Accepted and agreed to:

SOLOMON TECHNOLOGIES, INC.

By:

Peter W. DeVecchis, Jr.
President